UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2008,
WENDY’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	001-08116 (Commission File Number)	31-0785108 (I.R.S. Employer Identification No.)

P.O. Box 256 4288 West Dublin-Granville Road Dublin, Ohio (Address of Principal Executive Offices)	43017 (Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On September 2, 2008, the Company as administrator of the Company’s Profit Sharing and Savings Plan (the “Plan”) determined that a blackout period with respect to investments in the Company’s stock fund under the Plan that may last more than three consecutive business days will be necessary. The blackout period will begin after the close of business on the last business day on or before the effective date of the merger by and among the Company, Triarc Companies, Inc. and Green Merger Sub, Inc. (the “Merger”) and is expected to end the following week. The blackout period is necessary in order for the administrator to adjust participant accounts properly as a result of the Merger.
On September 8, 2008, the Company provided notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR informing them of the scheduled blackout period and the likely restrictions on, directly or indirectly, purchasing, exercising, selling or otherwise transferring certain equity securities of the Company. A copy of this notice is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

99.1	Blackout Notice to Directors and Executive Officers

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S INTERNATIONAL, INC.
By:	/s/ Leon M. McCorkle, Jr.
Leon M. McCorkle, Jr.
Executive Vice President, General Counsel & Secretary

Date: September 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Blackout Notice to Directors and Executive Officers.